Exhibit 99.1

LRI Holdings, Inc., the Parent Company of Logan’s Roadhouse, Inc., Announces Financial Results for the Second Quarter and Year-to-Date Periods of Fiscal Year 2013

Nashville, Tenn. – March 12, 2013 – LRI Holdings, Inc., the parent company of Logan’s Roadhouse, Inc., today announced financial results for the second quarter and year-to-date periods of fiscal year 2013 ended January 27, 2013.
	Thirteen weeks ended		Twenty-six weeks ended
(In thousands)	January 27, 2013	January 29, 2012	January 27, 2013	January 29, 2012

Net sales	$160,567	$156,876	$310,825	$300,649
Net income (loss)	5,515	555	(4,546)	(2,729)
Adjusted EBITDA	14,663	19,330	26,724	32,627

Selected Highlights for the Second Quarter 2013 Compared to the Second Quarter 2012:
Opened three new company-owned Logan’s Roadhouse® restaurants during the second quarter 2013.
Net sales increased 2.4% to $160.6 million from $156.9 million.
Comparable restaurant sales declined 2.6%, which consisted of an average check decrease of 0.3% and a traffic decrease of 2.4%.
Net income of $5.5 million compared to $0.6 million.
Adjusted EBITDA decreased 24.1% to $14.7 million from $19.3 million. (*)

Selected Highlights for Year-to-Date 2013 Compared to Year-to-Date 2012:
Opened eight new company-owned Logan’s Roadhouse® restaurants during fiscal year 2013.
Net sales increased 3.4% to $310.8 million from $300.6 million.
Comparable restaurant sales declined 2.5%, which consisted of an average check increase of 1.0% and a traffic decrease of 3.4%.
Net loss of $4.5 million compared to $2.7 million.
Adjusted EBITDA decreased 18.1% to $26.7 million from $32.6 million. (*)

(*) Please see reconciliation table at the end of this release.

Commenting on the financial results for the second quarter of fiscal 2013, Amy Bertauski, Chief Financial Officer, stated, “Intense competition and continued negative consumer sentiment contributed to our comparable sales decline, which in turn resulted in lower restaurant operating profit and adjusted EBITDA compared to the year-ago period.  Our overall comparable restaurant sales were in line with the prior quarter, however we did realize a sequential improvement in customer traffic offset by a decline in average check.  We have also extended growth in alcohol sales to seven consecutive quarters with continued momentum since completing our bar refreshing program last year.  While we are disappointed in our overall results, we are working diligently at improving our performance from current levels by focusing on initiatives to rebuild traffic.”

Commenting on his recent appointment as President, Chief Executive Officer, and Chairman, Mike Andres stated, “I am excited to join the company to help lead this committed and passionate Logan’s team to continue to create and consistently execute an experience that meets and exceeds the changing needs and expectations of our guests.”

Additional discussion and analysis of the Company’s financial condition and results of operations can be found in its Quarterly Report on Form 10-Q for the fiscal period ended January 27, 2013.  It is available at www.logansroadhouse.com under the investor relations section.

Conference Call

The Company will host a conference call on Thursday, March 14, 2013 at 10:30 a.m. ET to discuss its financial results for the second quarter and year-to-date periods of fiscal year 2013.  The conference call will be hosted by Mike Andres, President and Chief Executive Officer, and Amy Bertauski, Chief Financial Officer.

The domestic dial-in number for the call is 888-727-7721, and the international dial-in number is 913-312-1487.  Please call approximately 10 minutes in advance to ensure that you are connected prior to the presentation.  A telephone replay will be available beginning at 1:30 p.m. ET on Thursday, March 14, 2013 through 11:59 p.m. ET on Friday, March 14, 2014, and may be accessed by using the domestic replay number 877-870-5176 or the international replay number 858-384-5517; the passcode is 6603415.

About Logan’s Roadhouse

Logan’s opened its first restaurant in 1991 in Lexington, KY, and has grown as an affordable, full-service restaurant chain to 230 company-owned and 26 franchised Logan's Roadhouse restaurants in 23 states with approximately 15,000 employees.  The Company’s mission is to recreate the traditional American roadhouse by offering consumers value-oriented, high quality, “craveable” meals for lunch and dinner served in the hospitable tradition and distinctive atmosphere reminiscent of an American roadhouse of the 1930’s and 1940’s.  Logan’s menu features specially seasoned aged steaks, fresh ground steak burgers, fresh chicken dishes and salads, fall-off-the-bone ribs, distinctive fresh-baked yeast rolls and bottomless buckets of peanuts.  LRI Holdings, Inc. is the holding company of Logan’s Roadhouse.

Contact
Investor Relations
InvestorRelations@logansroadhouse.com
(855) 255-2789

LRI HOLDINGS, INC CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	Thirteen weeks ended		Twenty-six weeks ended
(In thousands)	January 27, 2013	January 29, 2012	January 27, 2013	January 29, 2012
Revenues:
Net sales	$160,567	$156,876	$310,825	$300,649
Franchise fees and royalties	526	530	1,038	1,037
Total revenues	161,093	157,406	311,863	301,686
Costs and expenses:
Restaurant operating costs:
Cost of goods sold	53,942	51,446	103,882	99,335
Labor and other related expenses	47,545	45,918	93,251	89,590
Occupancy costs	13,596	12,210	26,364	23,929
Other restaurant operating expenses	26,831	24,118	51,492	47,275
Depreciation and amortization	5,102	5,017	10,414	9,789
Pre-opening expenses	763	1,478	1,674	3,068
General and administrative	6,722	6,206	14,043	12,391
Restaurant impairment and closing charges	701	108	701	108
Total costs and expenses	155,202	146,501	301,821	285,485
Operating income	5,891	10,905	10,042	16,201
Interest expense, net	10,112	10,122	20,261	19,490
(Loss) income before income taxes	(4,221)	783	(10,219)	(3,289)
Income tax (benefit) expense	(9,736)	228	(5,673)	(560)
Net income (loss)	$5,515	$555	$(4,546)	$(2,729)

LRI HOLDINGS, INC. CONDENSDED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	January 27, 2013	July 29, 2012
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$14,141	$21,732
Receivables	10,899	8,288
Inventories	12,565	12,349
Prepaid expenses and other current assets	5,077	4,294
Income taxes receivable	6,017	3,911
Deferred income taxes	2,046	2,046
Total current assets	50,745	52,620
Property and equipment, net	240,016	239,553
Other assets	17,125	18,527
Goodwill	284,078	284,078
Tradename	71,694	71,694
Other intangible assets, net	20,313	21,354
Total assets	$683,971	$687,826
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$20,162	$21,193
Payable to RHI	507	50
Other current liabilities and accrued expenses	54,496	55,268
Total current liabilities	75,165	76,511
Long-term debt	355,000	355,000
Deferred income taxes	32,561	32,561
Other long-term obligations	41,739	39,702
Total liabilities	504,465	503,774
Commitments and contingencies	-	-
Stockholder’s equity:
Common stock ($0.01 par value; 100 shares authorized; 1 share issued and outstanding)	-	-
Additional paid-in capital	230,000	230,000
Retained deficit	(50,494)	(45,948)
Total stockholder’s equity	179,506	184,052
Total liabilities and stockholder’s equity	$683,971	$687,826

LRI HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	Twenty-six weeks ended
(In thousands)	January 27, 2013	January 29, 2012
Cash flows from operating activities:
Net loss	$(4,546)	$(2,729)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,414	9,789
Other amortization	902	293
Loss on sale/disposal of property and equipment	543	477
Amortization of deferred gain on sale and leaseback transactions	(19)	(6)
Impairment charges for long-lived assets	701	108
Share-based compensation expense	473	490
Deferred income taxes	-	437
Changes in operating assets and liabilities:
Receivables	(2,611)	966
Inventories	(216)	(386)
Prepaid expenses and other current assets	(783)	(1,168)
Other non-current assets and intangibles	176	(1,395)
Accounts payable	(972)	795
Payable to RHI	(16)	(5)
Income taxes payable/receivable	(2,106)	(1,442)
Other current liabilities and accrued expenses	(772)	2,672
Other long-term obligations	2,359	2,853
Net cash provided by operating activities	3,527	11,749
Cash flows from investing activities:
Purchase of property and equipment	(16,163)	(25,397)
Proceeds from sale and leaseback transactions, net of expenses	5,045	6,405
Net cash used in investing activities	(11,118)	(18,992)
Cash flows from financing activities:
Payments on revolving credit facility	(12,600)	(18,400)
Borrowings on revolving credit facility	12,600	18,400
Net cash provided by financing activities	-	-
Decrease in cash and cash equivalents	(7,591)	(7,243)
Cash and cash equivalents, beginning of period	21,732	19,103
Cash and cash equivalents, end of period	$14,141	$11,860

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements.  These forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or the negative thereof or similar terminology.  These statements are based on management’s beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available.  These statements are not statements of historical fact.  Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements.  Please refer to our Annual Report on Form 10-K for the fiscal year ended July 29, 2012, and subsequent periodic reports that we have filed with the Securities and Exchange Commission, for a discussion of risk factors that may contribute to these differences.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Non-GAAP Financial Measures

This press release also contains non-GAAP financial measures such as EBITDA, Adjusted EBITDA, and Adjusted EBITDAR.  The Company believes that these measures, together with reconciliations to the most comparable GAAP measure, are helpful to both management and investors in understanding and analyzing financial performance.  However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies.  These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.

To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure is available in this press release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

The following table sets forth a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to EBITDA, Adjusted EBITDA and Adjusted EBITDAR.

	Thirteen weeks ended		Twenty-six weeks ended
(In thousands)	January 27, 2013	January 29, 2012	January 27, 2013	January 29, 2012
Net income (loss)	$5,515	$555	$(4,546)	$(2,729)
Interest expense, net	10,112	10,122	20,261	19,490
Income tax (benefit) expense	(9,736)	228	(5,673)	(560)
Depreciation and amortization	5,102	5,017	10,414	9,789
EBITDA	10,993	15,922	20,456	25,990
Adjustments
Sponsor management fees(a)	250	250	500	500
Non-cash asset write-offs:
Restaurant impairment(b)	701	108	701	108
Loss on disposal of property and equipment(c)	393	174	531	469
Restructuring costs(d)	-	-	167	-
Pre-opening expenses (excluding rent)(e)	637	1,266	1,392	2,564
Losses on sales of property(f)	12	2	13	8
Non-cash rent adjustment(g)	1,416	1,315	2,381	2,435
Costs related to the Transactions(h)	-	46	20	43
Non-cash stock-based compensation(i)	255	240	473	490
Other adjustments(j)	6	7	90	20
Adjusted EBITDA	14,663	19,330	26,724	32,627
Cash rent expense(k)	9,906	9,109	19,621	17,940
Adjusted EBITDAR	$24,569	$28,439	$46,345	$50,567

(a)	Sponsor management fees consist of fees paid to certain affiliates of Kelso & Company, L.P. (the “Kelso Affiliates”) under an advisory agreement.
(b)	Restaurant impairment charges were recorded in connection with the determination that the carrying value of certain of our restaurants exceeded their estimated fair value.
(c)	Loss on disposal of property and equipment consists of the loss on disposal or retirement of assets that are not fully depreciated.
(d)	Restructuring costs include severance and other related charges.
(e)	Pre-opening expenses (excluding rent) include expenses directly associated with the opening of a new restaurant.
(f)	We recognize losses in connection with the sale and leaseback of restaurants when the fair value of the property being sold is less than the undepreciated cost of the property.
(g)
Non-cash rent adjustments represent the non-cash rent expense calculated as the difference between GAAP rent expense and amounts payable in cash under the leases during such time period. In measuring our operational performance, we focus on our cash rent payments.

(h)	Costs related to the Transactions include legal, professional, and other fees incurred in connection with our acquisition by the Kelso Affiliates and Management Investors (the “Transactions”).
(i)	Non-cash stock-based compensation represents compensation expense recognized for time-based stock options issued by RHI.
(j)	Other adjustments include ongoing expenses of closed restaurants, as well as non-recurring professional fees.
(k)	Cash rent expense represents actual cash payments required under our leases.